Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACT:
Sabrina Ruelle
Senior Director, Program Management & Marketing
Sabrina.Ruelle@SANUWAVE.com

SANUWAVE Appoints New Board Chairman

SUWANEE, GA, Aug. 08, 2022 (GLOBE NEWSWIRE) -- via NewMediaWire – SANUWAVE Health, Inc. (OTCPK: SNWV), a leading provider of next-generation wound care products, is pleased to announce the appointment of Mr. Morgan C. Frank as new Board Chairman effective today, August 5, 2022.

Mr. Frank has been a principal at the life sciences focused investment fund Manchester Management since 2003 and a director of Manchester Explorer Cayman Ltd since 2013. Prior to that, he was a founder and managing director at First Principles Group, a boutique consultancy and principal investor specializing in corporate restructuring, restarts, intellectual property assessment and salvage, and spin-outs. Before that, Mr. Frank spent approximately five years as an analyst and portfolio manager at Hollis Capital, a San Francisco based hedge fund.  He currently sits on the board of directors of Modular Medical (MODD) a development stage insulin delivery company. Mr. Frank holds BA’s in Economics and in Political Science from Brown University.

When asked about the new opportunity Mr. Frank states, “It is an honor to step into the role of Chairman at SANUWAVE. As a long-term investor in the company, I have had great opportunity to familiarize myself with the business and the market and have become very excited about the near-term potential and the dedicated and driven team. “Innovative products” is a term often paid lip service and less often lived up to, but I truly believe that to be the case here.  I’m proud to join the movement toward evidence-based medicine for wound care and beyond by helping SANUWAVE transition into the next stage of its lifecycle and realize its extraordinary growth potential.”

Mr. Frank will succeed Mr. Kevin Richardson, who has served as Chairman since 2006. Mr. Richardson will remain CEO and continue to advise on key strategic initiatives as a Board Director along with Mr. Mike Stolarski, Mr. Jim Tyler, Mr. Ian Miller, and Mr. Jeffrey Blizard.

While separating the role of CEO and Chairman is a necessary step in preparing the company to up-list on NASDAQ, this transition will also enrich SANUWAVE’s strategic plan to continuously increase the leadership and experience available amongst their board of directors.

Mr. Kevin Richardson, CEO, stated, “I’m proud to transition the role over to someone who is not only committed and qualified but also passionate about the directionality of the company.” Mr. Richardson continues, “Mr. Frank is a long-term shareholder who has continuously shown commitment towards the growth & development of SANUWAVE, he is a great match for the position, and I feel confident he will be a great support in the continued progression and evolution of the company.”

About SANUWAVE

SANUWAVE Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

SANUWAVE’s ENERGY FIRST wound care portfolio of regenerative medicine products and product candidates help restore the body’s normal healing processes. SANUWAVE applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

CONTACT:

Sabrina Ruelle
Senior Director, Program Management & Marketing
Sabrina.Ruelle@SANUWAVE.com